UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2026

GrabAGun Digital Holdings Inc.

(Exact name of registrant as specified in its charter)

Texas	001-42748	33-4289144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Beltline Road, Suite 403 Coppell, Texas	75019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 552-7246

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PEW	New York Stock Exchange
NYSE Texas
Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	PEWW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 26, 2026, GrabAGun Digital Holdings Inc., a Texas corporation (the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”), by and among the Company, Camfour Holding, Inc., a Massachusetts corporation (“Seller”), and the shareholders of Seller set forth on the signature pages thereto (collectively with Seller, the “Selling Parties”), pursuant to which, and subject to the terms and conditions set forth therein, (i) Camfour Inc. was converted from a Massachusetts corporation to a Texas limited liability company named Camfour LLC (“Camfour”) and (ii) the Company acquired 100% of the issued and outstanding membership interests in Camfour from Seller, free and clear of any and all liens (the “Acquisition”). On October 26, 2026, the parties to the Purchase Agreement completed the Acquisition (the “Closing”) and Camfour became a direct wholly owned subsidiary of the Company.

Camfour is a wholesale distributor of firearms, ammunition and outdoor products, serving independent retailers with wholesale ordering, sales coverage and business-to-business credit. Prior to the Acquisition, Camfour was a vendor to the Company.

Pursuant to the Purchase Agreement, the aggregate purchase price for the Acquisition consisted of (i) a closing cash payment equal to $34.0 million, less the Retainage Escrow Amount, the Indemnity Escrow Amount and the A/R Escrow Amount (each term as defined below), subject to certain adjustments as set forth in the Purchase Agreement (the “Cash Payment”), (ii) a retainage escrow amount equal to $119,000 (the “Retainage Escrow Amount”), (iii) an indemnity escrow amount equal to $1,700,000 (the “Indemnity Escrow Amount”) and (iv) an accounts receivable escrow amount equal to the aggregate amount of certain unpaid accounts receivable of Camfour invoiced under non-standard installment payment terms, less $1,000,000 (the “A/R Escrow Amount” and collectively with the Cash Payment, the Retainage Escrow Amount and the Indemnity Escrow Amount, the “Purchase Price”). The Purchase Price was paid entirely with cash in a lump sum payment, and was funded with cash on hand. The Purchase Price is subject to customary purchase price adjustments as set forth in the Purchase Agreement, including net working capital, closing indebtedness, closing cash and transaction expense adjustments. The Retainage Escrow Amount, the Indemnity Escrow Amount and the A/R Escrow Amount will be held in escrow and released to the Company or the Seller, as applicable, after the Closing as and to the extent provided in the Purchase Agreement to satisfy any purchase price adjustments, losses relating to breaches of representations and warranties, the Seller’s other indemnification obligations and unpaid accounts receivable invoiced under non-standard payment terms, if any.

The Purchase Agreement contains customary representations, warranties and obligations of the Company and the Selling Parties, including, among others, certain confidentiality, non-competition and non-solicitation covenants. The Selling Parties also agreed to cooperate with the Company in providing written notice to the Bureau of Alcohol, Tobacco, Firearms & Explosives (ATF) of the change of control of Camfour and to assist in the transition of certain federal, state and local licenses and permits relating to Camfour’s firearms business. The parties each have customary indemnification obligations and rights under the terms of the Purchase Agreement, including with respect to breaches of certain representations and warranties and failure to observe and perform certain covenants, subject to certain limitations, including a deductible, caps on liability and survival periods.

More specifically, the Purchase Agreement provides that the Selling Parties will jointly and severally indemnify the Company for, among other things, breaches of certain representations and warranties, breaches of covenants, pre-closing tax liabilities, certain undisclosed transaction expenses and indebtedness, and certain specified matters, in each case subject to certain deductibles, caps on liability and survival periods. The survival period in the Purchase Agreement for non-fundamental representations and warranties is 18 months from Closing, with certain fundamental representations surviving for seven years and tax, employee benefits and environmental representations surviving until 90 days after the expiration of the applicable statute of limitations. The Company also obtained representations and warranties insurance coverage in connection with the Acquisition.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein.

The Purchase Agreement attached as Exhibit 2.1 hereto is included to provide investors and security holders with information regarding its terms, and it is not intended to provide any other factual information about the Company, the Selling Parties or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement and only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and are qualified by information in confidential disclosure schedules provided by the Company and the Selling Parties in connection with the signing of the Purchase Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Company and the Selling Parties rather than establishing matters as facts. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the representations and warranties in the Purchase Agreement should not be relied upon as characterizations of the actual state of facts about the Company or the Selling Parties, and the Purchase Agreement should be read in conjunction with the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents that are filed with the Securities and Exchange Commission (the “SEC”).

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 regarding the Acquisition is incorporated by reference into this Item 2.01.

Item 7.01	Regulation FD Disclosure.

On October 27, 2026, the Company issued a press release announcing the Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated by reference herein. In addition, on October 27, 2026, the Company made available a supplemental investor presentation relating to the Acquisition. A copy of the investor presentation is furnished as Exhibit 99.2 to this Current Report and is incorporated by reference herein.

The information included under Item 7.01 (including Exhibits 99.1 and 99.2) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The Company intends to file the financial statements required by Item 9.01(a) with respect to the Acquisition described in Item 2.01 herein by amendment to this Current Report as soon as practicable and in any event not later than 71 days after the date on which this Current Report is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) with respect to the Acquisition described in Item 2.01 herein by amendment to this Current Report as soon as practicable and in any event not later than 71 days after the date on which this Current Report is required to be filed pursuant to Item 2.01.

(d) Exhibits

Exhibit No.	Description

2.1*	Membership Interest Purchase Agreement, dated October 26, 2026, by and among GrabAGun Digital Holdings Inc., Camfour Holding, Inc. and the shareholders set forth on the signature page thereto.

99.1	Press Release of GrabAGun Digital Holdings Inc., dated October 27, 2026 (furnished pursuant to Item 7.01).

99.2	Supplemental Investor Presentation of GrabAGun Digital Holdings Inc., dated October 27, 2026 (furnished pursuant to Item 7.01).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished supplementally to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2026

GRABAGUN DIGITAL HOLDINGS INC.

	By:	/s/ Jonathan B. Wolens
	Name:	Jonathan B. Wolens
	Title:	General Counsel and Corporate Secretary